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                                                                    EXHIBIT 10.5

                                                                  NSO NO. ______

                             US AIRWAYS GROUP, INC.
                           2005 EQUITY INCENTIVE PLAN
                    NONSTATUTORY STOCK OPTION AWARD AGREEMENT

                            FOR NONEMPLOYEE DIRECTORS

      Pursuant to this Nonstatutory Stock Option Award Agreement ("AWARD AGREEMENT"), US Airways Group, Inc. (the "COMPANY") has awarded you a Nonstatutory Stock Option Award (the "AWARD") as an [INITIAL AWARD OR ANNUAL AWARD] under the Non-Discretionary Grant Program of the US Airways Group, Inc. 2005 Equity Incentive Plan (the "PLAN"). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your Award are as follows:

      1. NAME OF OPTIONEE: ________________________________________

      2. DATE OF GRANT. Your Award has been granted as of ___________, 200___.

      3. NUMBER OF NONSTATUTORY STOCK OPTIONS. The number of Nonstatutory Stock Options ("Options") subject to your Award is [4,125 OR LESSER NUMBER IF A PRORATED AWARD]. Such number may be adjusted from time to time for capitalization adjustments as described in Section 12(a) of the Plan.

      4. EXERCISE PRICE. The amount payable upon exercise of each share of Common Stock subject to this Nonstatutory Stock Option shall be equal to 100 percent of the Fair Market Value of the Common Stock subject to the Option on the Date of Grant.

      5. VESTING. This Nonstatutory Stock Option shall be immediately exercisable on the Date of Grant.

      6. EXERCISE. You may exercise your Award during its term by delivering a Notice of Exercise (in a form designated by the Company) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. The exercise date will be the business day on which your signed Notice of Exercise is received by the Company. If the Notice of Exercise is received after normal business hours for a given day, then the exercise date will be considered to be the following business day. Notwithstanding the foregoing, you are subject to the Company's policy regarding trading of the Company's stock by its officers and directors, and therefore, you will be unable to exercise any portion of your Award on any date that does not occur within a "window period" applicable to you, as determined by the Company.

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      7. TERM. The term of your Award commences on the Date of Grant and expires no later than the expiration of ten (10) years from the Date of Grant. You may not exercise your Award after the expiration of its term. Your Award will expire upon the earliest of the following:

            (a) three (3) months after the termination of your Continuous Service for any reason (other than upon a Change in Control, your death, Disability or Retirement), provided that if during any part of such three
      (3) month period you may not exercise your Award solely because of the condition set forth in Section 9 relating to "Securities Law Compliance," your Award shall not expire until the earlier of (i) the expiration of the term of the Award, or (ii) until the Award shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

            (b) three (3) years after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

            (c) three (3) years after the termination of your Continuous Service due to your Disability;

            (d) three (3) years after the termination of your Continuous Service due to your Retirement;

            (e) three (3) years after termination of your Continuous Service upon a Change in Control; or

            (f) the day before the tenth (10th) anniversary of the Date of Grant.

      8. PAYMENT. The exercise price payable upon exercise of the Award may be paid by any method or combination of methods of payment as permitted under the Plan.

      9. DELIVERY OF SHARES. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) of the shares of Common Stock subject to your Award upon your exercise of your Award shall be determined by the Company.

      10. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your Award unless either (a) the shares of Common Stock issuable upon such exercise are then registered under the Securities Act, or (b) the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Award also must comply with other applicable laws and regulations governing the Award, and you may not exercise your Award if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      11. TRANSFER RESTRICTIONS. Except as otherwise provided in the Plan, your Award is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

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      12. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      13. MISCELLANEOUS.

            (a) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

            (b) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

            (c) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

            (d) All covenants, agreements and obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      14. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

      15. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

      16. GOVERNING PLAN DOCUMENT. Except as specifically set forth herein, your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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      IN WITNESS WHEREOF, the parties have caused this Award Agreement to be executed as of the date written below:

                                      US AIRWAYS GROUP, INC.

                                      By:
                                          ___________________________________

                                      Title:
                                             ________________________________

                                      Date:
                                            _________________________________

                                      DIRECTOR

                                      _______________________________________

                                      Date:
                                            _________________________________

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